EXHIBIT 99.8


                     SYSTEMS & SERVICES TECHNOLOGIES, INC.

                         DATA ADMINISTRATION AGREEMENT
                  DATED AS OF DECEMBER 12, 2002 ("AGREEMENT")



                             OFFICER'S CERTIFICATE
                       ANNUAL STATEMENT AS TO COMPLIANCE
                       ---------------------------------


Comes now David Chappell on behalf of Systems & Services Technologies, Inc. ("SST"), and states:

1. I am the Vice President of Project Development for SST. In this capacity, it is my responsibility to oversee SST's day-to-day data administration functions pursuant to the above-referenced Agreement.

2. Under my supervision, we have reviewed the data administration activities of SST from the time period of December 12, 2002 to December 31, 2002, in relation to its obligations under the Agreement.

3. Based on this review, to the best of my knowledge and belief, I certify that SST has fulfilled its obligations and there has been no default under the Agreement over the referenced time period.



Dated:   February 28, 2003


SYSTEMS & SERVICES TECHNOLOGIES, INC.



By:   /s/ David D. Chappell
      ----------------------------------
      David D. Chappell
Its:  Vice President/Project Development



ATTEST:



      ----------------------------------